UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2007
FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)
(704) 688-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
     The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”
     On May 2, 2007, First Charter Corporation announced its financial results for the three month period ended March 31, 2007. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     In addition, on February 6, 2007, management issued earnings guidance for fiscal 2007 of between $1.64 and $1.70 per share. Management has updated that previous guidance such that fiscal 2007 earnings are now expected to be between $1.60 and $1.66 per share.
     On May 3, 2007, as previously announced, the First Charter executive management team will review and discuss the Corporation’s fourth quarter and full year financial results. The slide package prepared for use by the First Charter Corporation executive management team at this presentation is available at First Charter Corporation’s website, www.firstcharter.com, and is also furnished herewith as Exhibit 99.2. In addition, all of the information in the presentation is presented as of May 2, 2007, and First Charter Corporation does not assume any obligation to update such information in the future.
     The information included in Items 2.02 and 7.01, as well as Exhibits 99.1 and 99.2 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	News Release disseminated on May 2, 2007, by First Charter Corporation

99.2	Slide Package prepared for use by the First Charter Corporation executive management team for the first quarter 2007 earnings conference call held on May 3, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION

	By:	/s/ Charles A. Caswell

Charles A. Caswell Executive Vice President and Chief Financial Officer

Dated: May 2, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release disseminated on May 2, 2007, by First Charter Corporation

99.2	Slide Package prepared for use by the First Charter Corporation executive management team for the third quarter 2007 earnings conference call held on May 3, 2007